UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )s

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CANOPY GROWTH CORPORATION
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear         :

Canopy Growth Corporation’s Annual General Meeting of Shareholders is fast approaching. According to our latest records, we have not received your vote.

Voting is easy!

The recommendation from your board is to vote IN FAVOR. Alternatively, you may choose to abstain or vote against to support the company in attaining quorum.

Simply use one of the following methods to promptly provide your voting instructions:

1.          Vote with a live Proxy Specialist – You may cast your vote with a live proxy specialist by calling toll free at 1-855-643-7453 between the hours of 9:00am -10:00pm EST, Monday through Friday and 10:00am – 6:00pm EST Saturday and Sunday.

2.          Vote Online – You can click the link below and follow the online instructions.

CLICK HERE TO VOTE

Please Vote Today!

We urge you to vote before September 20, 2024.